UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Subsequent to the filing of our Form 10-Q’s for the quarterly periods ended June 30, 2012 and September 30, 2012, the Company identified inadvertent classification errors in its footnote disclosures for flight revenue, net of provision for contractual discounts but before provision for uncompensated care, between third-party payers and self-pay patients that had no impact on the Company’s net trade accounts receivable, total revenue, operating income or net income for any of the periods presented.  As previously disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2012, the Company combined two of its operating divisions on September 1, 2012 into a single segment and the government contract revenue previously reported as flight revenue earned from third-party payers was reclassified to air medical services contract revenue. The Company intends to correct the errors in its Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

The following table summarizes patient transport revenue, net of provision for contractual discounts but before provision for uncompensated care, by major payer class, for each of the quarterly periods in 2012 and 2011 (amounts in thousands):

As Adjusted	Three months ended			Nine months ended
	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
Third-party payers	$147,824	196,825	189,421	534,070
Self-pay	48,624	54,306	58,963	161,893
	$196,448	251,131	248,384	695,963

	Three months ended			Nine months ended
	March 31, 2011	June 30, 2011	September 30, 2011	September 30, 2011
Third-party payers	$87,123	106,115	146,463	339,701
Self-pay	21,628	32,430	43,388	97,446
	$108,751	138,545	189,851	437,147

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: December 14, 2012	By	/s/ Crystal L. Gordon
Crystal L. Gordon, Senior Vice President, General Counsel and Secretary

2